EXHIBIT 11


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                                                                      EXHIBIT 11


              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE



                                                       Three Months Ended
                                                            June 30,
                                                            --------
                                                        1998         1999
                                                        ----         ----
Computation Basic Earnings Per Share:
Weighted average common shares outstanding:
      Average share issued                           515,125      515,125
      Less: Average unallocated ESOP shares          (26,787)     (22,666)
      Less: Unearned MSBP shares                      (7,122)      (3,829)
      Less: Average Treasury shares                  (98,495)    (112,868)
                                                   ---------     --------

Weighted average shares outstanding                  382,721      375,762
                                                   =========     ========

Computation Diluted Earnings Per Share:
Weighted average shares
   outstanding (per above basic EPS)                 382,721      375,762
      Plus: dilutive effect of MSBP shares             1,288          781
      Plus: dilutive effect of  Stock options         11,929       13,470
                                                   ---------     --------

Diluted weighted average shares outstanding          395,938      390,013
                                                   =========     ========

Net earnings                                       $ 107,810    $  85,411
                                                   =========    =========

Earnings per shares:
Basic                                              $    0.28    $    0.23
                                                   =========    =========

Diluted                                            $    0.27    $    0.22
                                                   =========    =========


Beginning with the completed stock offering date of October 11, 1994, the Company accounts for the 41,210 shares acquired by the Employee Stock Ownership Plan ("ESOP") in accordance with Statement of Position 93.6. In accordance with this statement, shares controlled by the ESOP are not considered in the weighted average shares outstanding until the shares are committed for allocation.